EMC ENERGIES, INC.

                 U. S. Securities and Exchange Commission
                        Washington, D. C. 20549

                               FORM 8-K

         CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)
                         August 27, 1999


                    Commission File No. 0-5391

                        EMC ENERGIES, INC.
          (Name of Small Business Issuer in its Charter)

              WYOMING                        83-0210365
   (State or Other Jurisdiction of     (I.R.S. Employer I.D. No.)
    incorporation or organization)

                  4685 S. HIGHLAND DR, SUITE 202
                     SALT LAKE CITY, UT 84117
            (Address of Principal Executive Offices)

            Issuer's Telephone Number: (801)274-1011

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter  period  that the Registrant was required to file such reports),  and
(2) has been subject to such filing requirements for the past 90 days.
(1)  Yes  X     No              (2)  Yes  X    No
         ----     ----                  ----      ----

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 27, 1999, the management and control of EMC Energies, Inc. changed from Thomas A. Galles and Donald G. Galles to Kip Eardley, Shauna Chymboryk and John Chymboryk, pursuant to a Unanimous Consent in Lieu of Special Meeting of the Board of Directors of EMC Energies, Inc., whereby Thomas A. Galles and Donald G. Galles resigned as officers and directors, and Kip Eardley, Shauna Cymboryk and John Chymboryk were appointed as officers and directors.

In addition, on August 27, 1999 Thomas A. Galles sold 73,450 out of 79,714 shares of common stock of the Company, issued in his name, to Kip Eardley, in a private transaction, for $5,510.00 cash, and Donald G. Galles sold 186,800 out of 209,327 shares of common stock of the Company, issued in his name, to Kip Eardley, in a private transaction, for $14,010.00 cash. Mr. Eardley now owns and controls 10.74% of the Company's issued and outstanding common stock.

6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

The resignations of Thomas A. Galles and Donald G. Galles were not as a result of a disagreement with the Company on any matter relating to the registrant's operations, policies or practices, and neither Thomas A. Galles nor Donald G. Galles furnished the Company with a letter describing any such disagreement.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                           EMC ENERGIES, INC.


Date: 12-20-99              By /S/ Jennifer Ngo
                           President and Director